EXHIBIT 24.1

ATHERSYS, INC.
REGISTRATION STATEMENT
POWER OF ATTORNEY
        KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Daniel A. Camardo, Kasey Rosado and Maia Hansen, and each of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (“Form S-8 Registration Statement”) pursuant to the Securities Act of 1933 concerning certain shares of Common Stock, par value $0.001 per share, of the Registrant to be offered in connection with the Athersys, Inc. 2019 Equity and Incentive Compensation Plan (including as amended and restated effective July 28, 2022), (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney or attorneys-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of September, 2022.

/s/ Daniel A. Camardo Daniel A. Camardo Chief Executive Officer and Director (principal executive officer)	/s/ Kenneth Traub Kenneth Traub Director
/s/ Kasey Rosado Kasey Rosado Interim Chief Financial Officer (principal financial officer and principal accounting officer)	/s/ Jane Wasman Jane Wasman Director
/s/ Ismail Kola Ismail Kola Chairman of the Board of Directors	/s/ Jack L. Wyszomierski Jack L. Wyszomierski Director